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                                                                  EXHIBIT 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 (333-34529) of Jordan Industries, Inc. of our report dated August 28, 1996 relating to the financial statements of E.F. Johnson Company -Components Division which appears in such Prospectus. We also consent to the references to us under the headings "Experts".


/s/ Price Waterhouse LLP


Price Waterhouse LLP
Minneapolis, Minnesota
September 8, 1997